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                                                                    EXHIBIT 10.9

                               SUMMARY OF BENEFITS
                          FOR ALAN C. DRAPER UNDER THE
                      UTI WORLDWIDE (UK) LTD PENSION SCHEME

Accrued Pension at date of leaving

Final Pensionable Salary x 2/3 x        Actual pensionable service
                                 ----------------------------------------
                                 Potential pensionable service (to Normal
                                             Retirement Date)

Pensionable Service Date    1/1/84
Date of leaving             5/4/98
Normal retirement date     4/11/12

Pension accrued to 5/4/98:

L130,000 x 2/3 x 14.25/28.8333 = L42,832.41 per annum

Early retirement pension

The pension is increased at a rate broadly equivalent to the increase in the Retail Price Index, but not exceeding 5% compound for each complete year from date of leaving to the pension commencement date. If retirement is early, an early factor is applied so the pension is reduced to take account of the longer period of payment. Mr Draper's pension at 30 June 2006 was calculated as follows:

Percentage Increase       21.3% (from 5/4/98 to 30/6/06)
Early retirement factor     69%

L42,832.41 x 1.213 x 69% = L35,849.44 per annum

Cash sum

There is an option to exchange part of the pension for an initial cash sum. The cash sum is calculated on a similar formula to the pension as follows

Final Pensionable Salary x 1.5 x        Actual pensionable service
                                 ----------------------------------------
                                 Potential pensionable service (to Normal
                                             Retirement Date)

L130,000 x 1.5 x 14.25/28.8333 = L96,372.94

Reduced pension

L35,849.44 - L96,372.94 = L30,114.66 per annum
             ----------
               16.805*

*    Factor actuarially calculated